UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Immunocore Holdings plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-39992	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Park Drive, Milton Park Abingdon, Oxfordshire, United Kingdom	OX14 4RY
(Address of principal executive offices)	(Zip Code)
+44 1235 438600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	IMCR	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.002 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 5, 2024, Immunocore Holdings plc (the “Company”) announced a preliminary estimate of the amount of its cash and cash equivalents at December 31, 2023. The Company preliminarily estimates that its cash and cash equivalents as of December 31, 2023 were approximately $450 million.

The information in this Item 2.02 is preliminary, has not been audited and is subject to change pending completion of the Company’s audited financial statements for the year ended December 31, 2023. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the amounts included in this Item 2.02, and such changes could be material. Additional information and disclosures would also be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2023.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release announcing its strategic priorities and planned pipeline expansion for 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Also on January 5, 2024, the Company updated its corporate presentation to reflect certain business and strategic updates. The Company intends to use this presentation in meetings with analysts, investors and others from time to time, including its presentation by management at the 42nd Annual J.P. Morgan Healthcare Conference on January 10, 2024 at 9:00 a.m. PT. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The corporate presentation and a webcast of the Company’s presentation at the 42nd Annual J.P. Morgan Healthcare Conference will also be available in the “Investors/Media” section of the Company’s website at www.immunocore.com. The Company’s website and any information contained on the Company’s website are not incorporated by reference into this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 5, 2024, the Company published an updated pipeline chart of KIMMRAK and its therapeutic candidates in development, which is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated January 5, 2024.
99.2	January 2024 Corporate Presentation.
99.3	Pipeline Chart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOCORE HOLDINGS PLC

Dated: January 5, 2024	By:	/s/ Bahija Jallal, Ph.D.
Name:	Bahija Jallal, Ph.D.
Title:	Chief Executive Officer